DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Entity #
E0342002006-3
Document Number:
20060292904-44

Date Filed:
5/8/2006 11:50:59 AM
In the office of

Dean Heller
Secretary of State

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	POOCH PAL BEVERAGES INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSC Services of Nevada, Inc. (Name) 502 East John Street (Street Address) — Carson City (City) — Nevada — 89706 (Zip Code) Optional Mailing Address: — City: — State: — Zip Code:
3. Shares: (number of shares corporation authorized to issue)	80,000,000 Common Number of shares with par value: 20,000,000 Preferred — Par value: $ 0.0001 — Number of shares without par value:
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page there is more than 3 directors/trustees)	1. EVA DUDAS (Name) 1275 E. 27TH STREET UNIT D (Street Address) — N. VANCOUVER BC CAN. (City) — XX (State) — V7J1S5 (Zip Code) 2. (Name) Street Address — City — State — Zip Code 3. (Name) Street Address — City — State — Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator. (attach additional page there is more than 1 incorporator)	CSC Services of Nevada, Inc. (Name) — Signature: [signature] 502 East John Street (Address) — Carson City (City) — NV (State) — 89706 (Zip Code)
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. [signature] Authorized Signature of R. A. or On Behalf of R. A. Company — 5/8/2006 (Date)

This form must be accompanied by appropriate fees.